                       AMENDMENT DATED FEBRUARY 6, 2006
                      TO "MUTUAL FUND CUSTODY AGREEMENT"
          BY AND BETWEEN MORGAN STANLEY INSTITUTIONAL FUND, INC. AND
      JPMORGAN CHASE BANK (FORMERLY, UNITED STATES TRUST COMPANY OF NEW
                          YORK) DATED MARCH 10, 1994

Pursuant to Paragraph 28 ("Amendments") of the above-referenced Agreement, Annex 1 is hereby amended and restated as follows to reflect all current portfolios of Morgan Stanley Institutional Fund, Inc. subject to the above-referenced Agreement:

    ANNEX 1 Supplemental Terms and Conditions:

    Morgan Stanley Institutional Fund, Inc. including

    Active International Allocation Portfolio
    Emerging Markets Debt Portfolio
    Emerging Markets Portfolio
    Focus Equity Portfolio
    Global Franchise Portfolio
    Global Value Equity Portfolio
    International Equity Portfolio
    International Growth Equity Portfolio
    International Magnum Portfolio
    International Real Estate Portfolio
    International Small Cap Portfolio
    Large Cap Relative Value Portfolio
    Money Market Portfolio
    Municipal Money Market Portfolio
    Small Company Growth Portfolio
    Systematic Active Large Cap Core Portfolio
    Systematic Active Small Cap Core Portfolio
    Systematic Active Small Cap Value Portfolio
    Systematic Active Small Cap Growth Portfolio
    U.S. Large Cap Growth Portfolio
    U.S. Real Estate Portfolio

In all other respects, the Custody Agreement is confirmed and shall continue to be effective.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officer thereunto duly authorized as of this 6th day of February, 2006. This Amendment will be effective as of February 6, 2006.

JPMORGAN CHASE BANK                          MORGAN STANLEY
                                             INSTITUTIONAL FUND, INC.


By:    /s/ Mark W. Kucera                    By:    /s/ Ronald E. Robison
       ------------------                           ---------------------

Title: Vice President                        Title: President
       --------------                               ---------